EXHIBIT 5.1



                       [VINSON & ELKINS L.L.P. LETTERHEAD]


                                 May 31, 2002


Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana  70508

Ladies and Gentlemen:


     We have acted as counsel for Stone Energy Corporation, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), and (iii) shares of preferred stock, $.01 par value per share, of the Company, in one or more series (the "Preferred Stock"). The aggregate initial offering prices of the Debt Securities, Common Stock and Preferred Stock offered by the Company thereby (the "Securities") will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Registration Statement on Form S-3, as amended, relating to the Securities (the "Registration Statement") to which this opinion is an exhibit.


     Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, including forms of the Indentures incorporated by reference as exhibits to the Registration Statement, and we reviewed such questions of law, as we considered appropriate.

     Based upon the foregoing examination and review, we are of the opinion that:

     (i) When (a) the Registration Statement has become effective under the Securities Act, (b) the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (c) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable.

     (ii) When (a) the Registration Statement has become effective under the Securities Act, (b) the terms of the issuance of any shares of Common Stock or any series of Preferred Stock to be issued and sold by the Company pursuant to the Registration Statement have been established by the Board of Directors of the Company (or a committee thereof), and
          (c) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.


     The foregoing opinions are limited to the laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                 /s/ Vinson & Elkins L.L.P.